Exhibit 99.1

Cross Country Healthcare Announces Third Quarter 2019 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--November 5, 2019--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its third quarter ended September 30, 2019.

FINANCIAL HIGHLIGHTS:

Dollars are in thousands, except per share amounts	Q3 2019	Variance Q3 2019 vs Q3 2018		Variance Q3 2019 vs Q2 2019
Revenue	$209,200	4%		3%
Gross profit margin*	24.4%	(130)	bps	(100)	bps
Net loss attributable to common shareholders	$(3,128)	(609)%		94%
Diluted EPS	$(0.09)	$(0.08)		$1.35
Adjusted EBITDA*	$7,251	(11)%		15%
Adjusted EPS*	$0.05	$0.03		$0.04
Cash flows used in operations	$(14,249)	(473)%		(215)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“We were pleased to have exceeded our expectations on both revenue and adjusted EBITDA for the quarter,” said Kevin Clark, President and Chief Executive Officer. He added, “We have made steady progress in a short period of time since January, and our targeted investments are beginning to have the desired impact. The market remains strong and we are well positioned to improve profitability and drive continued growth, especially with the successful refinancing of our senior credit facility in late October.”

Third quarter consolidated revenue was $209.2 million, an increase of 4% year-over-year and 3% sequentially. Consolidated gross profit margin was 24.4%, down 130 basis points year-over-year and 100 basis points sequentially. Net loss attributable to common shareholders was $3.1 million compared to $0.4 million in the prior year and $51.7 million in the prior quarter. Diluted EPS was a loss of $0.09 per share compared to $0.01 per share in the prior year and $1.44 per share in the prior quarter. Adjusted EBITDA was $7.3 million or 3.5% of revenue, as compared with $8.1 million or 4.0% of revenue in the prior year, and $6.3 million or 3.1% of revenue in the prior quarter. Adjusted EPS was $0.05 compared with $0.02 in the prior year and $0.01 in the prior quarter.

For the nine months ended September 30, 2019, consolidated revenue was $607.1 million, a decrease of 1% year-over-year. Consolidated gross profit margin was 24.8%, down 100 basis points year-over-year. Net loss attributable to common shareholders was $56.6 million, or $1.58 per diluted share, compared to net income of $2.7 million, or $0.08 per diluted share, in the prior year. Adjusted EBITDA was $17.2 million or 2.8% of revenue, as compared with $25.2 million or 4.1% of revenue in the prior year. Adjusted EPS was $0.08 compared to $0.13 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $185.0 million, an increase of 5% year-over-year and 2% sequentially. Contribution income was $16.1 million, down from $16.5 million in the prior year and flat sequentially. Average field FTEs were 7,083 as compared with 6,953 in the prior year and 7,016 in the prior quarter. Revenue per FTE per day was $284 compared to $275 in the prior year and $283 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $20.4 million, a decrease of 4% year-over-year and an increase of 13% sequentially. Contribution income was $0.8 million, down from $1.3 million in the prior year, and an increase compared to $0.5 million in the prior quarter. Total days filled were 11,675 as compared with 13,375 in the prior year and 10,754 in the prior quarter. Revenue per day filled was $1,748 as compared with $1,582 in the prior year and $1,676 in the prior quarter.

Search

Revenue from Search was $3.8 million, an increase of 6% year-over-year and a decrease of 3% sequentially. Contribution income was $0.1 million, flat compared to the prior year, and an increase compared to a loss of $0.2 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow used in operations for the quarter was $14.2 million, compared to cash flow generated from operations of $3.8 million in the prior year, with the principal driver being a 7 day sequential increase in days' sales outstanding. For the nine months ended September 30, 2019, cash flow from operations was $10.9 million, compared to $21.8 million in the prior year.

As of September 30, 2019, the Company had $9.5 million in cash and cash equivalents and $71.4 million outstanding under its prior senior credit facility. As previously announced, the Company’s senior credit facility was replaced by a new $120.0 million senior secured asset-based credit facility (ABL). The ABL provides for a five-year revolving credit facility, including a sublimit for swing loans up to $15.0 million and a $35.0 million sublimit for standby letters of credit. Availability under the ABL is subject to a borrowing base, which was $119.3 million at closing.

Outlook for Fourth Quarter 2019

The guidance below applies only to management’s expectations for the fourth quarter of 2019.

	Q4 2019 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$205 million - $210 million	2% - 5%	(2)% - 0%

Gross profit margin	24.3% - 24.8%	(90) - (40) bps	(10) - 40 bps

Adjusted EBITDA	$6.7 million - $7.7 million	9% - 25%	(8)% - 6%

Adjusted EPS	$0.05 - $0.07	$0.05 - $0.07	$0.00 - $0.02

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, or any future share repurchases. The guidance also reflects the impacts from certain cost actions the Company has identified and actual results may differ depending on timing and further actions it may take. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Tuesday, November 5, 2019, at 5:00 P.M. Eastern Time to discuss its third quarter 2019 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from November 5th through November 19th at the Company's website and a replay of the conference call will be available by telephone by calling 800-839-5574 from anywhere in the U.S. or 203-369-3669 from non-U.S. locations - Passcode: 2019.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our more than 30 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 65 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed service programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.]Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2019	2018	2019	2019	2018

Revenue from services	$209,200	$200,717	$202,757	$607,128	$615,577
Operating expenses:
Direct operating expenses	158,194	149,155	151,169	456,280	456,573
Selling, general and administrative expenses	44,407	44,086	45,944	136,387	135,004
Bad debt expense	588	502	645	1,503	1,312
Depreciation and amortization	2,907	2,892	3,557	9,448	8,764
Acquisition-related contingent consideration (a)	(426)	16	253	74	449
Acquisition and integration costs (b)	—	70	46	311	261
Restructuring costs (c)	1,607	1,351	137	2,884	1,979
Legal settlement charges (d)	—	—	1,600	1,600	—
Impairment charges (e)	1,804	—	14,502	16,306	—
Total operating expenses	209,081	198,072	217,853	624,793	604,342
Income (loss) from operations	119	2,645	(15,096)	(17,665)	11,235
Other expenses (income):
Interest expense	1,398	1,512	1,438	4,258	4,225
Loss on derivative (f)	1,284	—	—	1,284	—
Loss on early extinguishment of debt (g)	94	36	54	508	36
Other income, net	(54)	(170)	(76)	(212)	(369)
(Loss) income before income taxes	(2,603)	1,267	(16,512)	(23,503)	7,343
Income tax expense (h)	94	1,385	34,758	31,840	3,717
Consolidated net (loss) income	(2,697)	(118)	(51,270)	(55,343)	3,626
Less: Net income attributable to noncontrolling interest in subsidiary	431	323	404	1,226	886
Net (loss) income attributable to common shareholders	$(3,128)	$(441)	$(51,674)	$(56,569)	$2,740

Net (loss) income per share attributable to common shareholders - Basic	$(0.09)	$(0.01)	$(1.44)	$(1.58)	$0.08

Net (loss) income per share attributable to common shareholders - Diluted	$(0.09)	$(0.01)	$(1.44)	$(1.58)	$0.08

Weighted average common shares outstanding:
Basic	35,865	35,594	35,824	35,797	35,682
Diluted (i)	35,865	35,594	35,824	35,797	35,881

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2019	2018	2019	2019	2018
Adjusted EBITDA: (j)
Net (loss) income attributable to common shareholders	$(3,128)	$(441)	$(51,674)	$(56,569)	$2,740
Interest expense	1,398	1,512	1,438	4,258	4,225
Income tax expense (h)	94	1,385	34,758	31,840	3,717
Depreciation and amortization	2,907	2,892	3,557	9,448	8,764
Acquisition-related contingent consideration (a)	(426)	16	253	74	449
Acquisition and integration costs (b)	—	70	46	311	261
Restructuring costs (c)	1,607	1,351	137	2,884	1,979
Legal settlement charges (d)	—	—	1,600	1,600	—
Impairment charges (e)	1,804	—	14,502	16,306	—
Loss on derivative (f)	1,284	—	—	1,284	—
Loss on early extinguishment of debt (g)	94	36	54	508	36
Other income, net	(54)	(170)	(76)	(212)	(369)
Equity compensation	982	981	1,004	2,517	2,364
Applicant tracking system costs (k)	258	157	315	1,707	157
Net income attributable to noncontrolling interest in subsidiary	431	323	404	1,226	886
Adjusted EBITDA (j)	$7,251	$8,112	$6,318	$17,182	$25,209

Adjusted EPS: (l)
Numerator:
Net (loss) income attributable to common shareholders	$(3,128)	$(441)	$(51,674)	$(56,569)	$2,740
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	(426)	16	253	74	449
Acquisition and integration costs (b)	—	70	46	311	261
Restructuring costs (c)	1,607	1,351	137	2,884	1,979
Legal settlement charges (d)	—	—	1,600	1,600	—
Impairment charges (e)	1,804	—	—	1,804	—
Rebranding impacts (e)	295	—	15,106	15,401	—
Loss on derivative (f)	1,284	—	—	1,284	—
Loss on early extinguishment of debt (g)	94	36	54	508	36
Applicant tracking system costs (k)	258	157	315	1,707	157
Nonrecurring income tax adjustments	—	—	35,675	35,675	(47)
Tax impact of non-GAAP adjustments	(59)	(652)	(1,151)	(2,044)	(1,119)
Adjusted net income attributable to common shareholders - non-GAAP	$1,729	$537	$361	$2,635	$4,456

Denominator:
Weighted average common shares - basic, GAAP	35,865	35,594	35,824	35,797	35,682
Dilutive impact of share-based payments	318	131	117	177	199
Adjusted weighted average common shares - diluted, non-GAAP	36,183	35,725	35,941	35,974	35,881

Reconciliation:
Diluted EPS, GAAP	$(0.09)	$(0.01)	$(1.44)	$(1.58)	$0.08
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	(0.02)	—	0.01	—	0.01
Acquisition and integration costs (b)	—	—	—	0.01	0.01
Restructuring costs (c)	0.05	0.04	—	0.08	0.05
Legal settlement charges (d)	—	—	0.05	0.05	—
Impairment charges (e)	0.05	—	—	0.05	—
Rebranding impacts (e)	0.01	—	0.42	0.43	—
Loss on derivative (f)	0.04	—	—	0.04	—
Loss on early extinguishment of debt (g)	—	—	—	0.01	—
Applicant tracking system costs (k)	0.01	0.01	0.01	0.05	0.01
Nonrecurring income tax adjustments	—	—	0.99	0.99	—
Tax impact of non-GAAP adjustments	—	(0.02)	(0.03)	(0.05)	(0.03)
Adjusted EPS, non-GAAP (l)	$0.05	$0.02	$0.01	$0.08	$0.13

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$9,458	$16,019
Accounts receivable, net	170,339	166,128
Prepaid expenses	3,764	6,208
Insurance recovery receivable	4,631	4,186
Other current assets	1,496	2,364
Total current assets	189,688	194,905
Property and equipment, net	11,953	13,628
Operating lease right-of-use assets	17,796	—
Goodwill	101,066	101,060
Trade names, indefinite-lived	5,900	20,402
Other intangible assets, net	48,725	55,182
Non-current deferred tax assets	—	23,750
Other non-current assets	18,863	18,076
Total assets	$393,991	$427,003

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$50,291	$43,744
Accrued employee compensation and benefits	34,683	33,332
Current portion of long-term debt	—	5,235
Operating lease liabilities - current	4,936	—
Other current liabilities	3,578	3,075
Total current liabilities	93,488	85,386
Long-term debt, less current portion	70,556	77,944
Operating lease liabilities - non-current	20,112	—
Non-current deferred tax liabilities	7,824	95
Long-term accrued claims	29,616	29,299
Other long-term liabilities	8,748	16,081
Total liabilities	230,344	208,805

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	304,764	303,048
Accumulated other comprehensive loss	(1,244)	(1,462)
Accumulated deficit	(140,631)	(84,062)
Total Cross Country Healthcare, Inc. stockholders' equity	162,893	217,528
Noncontrolling interest in subsidiary	754	670
Total stockholders' equity	163,647	218,198
Total liabilities and stockholders' equity	$393,991	$427,003

Cross Country Healthcare, Inc.
Segment Data (m)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2019	Total	2018	Total	2019	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$184,974	88%	$175,945	88%	$180,787	89%	5%	2%
Physician Staffing	20,407	10%	21,158	10%	18,028	9%	(4)%	13%
Search	3,819	2%	3,614	2%	3,942	2%	6%	(3)%
	$209,200	100%	$200,717	100%	$202,757	100%	4%	3%

Contribution income (loss): (n)
Nurse and Allied Staffing	$16,097		$16,507		$16,111		(2)%	—%
Physician Staffing	811		1,307		508		(38)%	60%
Search	78		97		(181)		(20)%	143%
	16,986		17,911		16,438		(5)%	3%

Corporate overhead (o)	10,975		10,937		11,439		—%	4%
Depreciation and amortization	2,907		2,892		3,557		(1)%	18%
Acquisition-related contingent consideration (a)	(426)		16		253		NM	268%
Acquisition and integration costs (b)	—		70		46		100%	100%
Restructuring costs (c)	1,607		1,351		137		(19)%	NM
Legal settlement charges (d)	—		—		1,600		—%	100%
Impairment charges (e)	1,804		—		14,502		(100)%	88%
Income (loss) from operations	$119		$2,645		$(15,096)		(96)%	101%

	Nine Months Ended						Year-over-Year
	September 30,	% of	September 30,	% of			% change
	2019	Total	2018	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$541,398	89%	$539,488	88%			—%
Physician Staffing	54,594	9%	64,052	10%			(15)%
Search	11,136	2%	12,037	2%			(7)%
	$607,128	100%	$615,577	100%			(1)%

Contribution income (loss): (n)
Nurse and Allied Staffing	$46,504		$50,064				(7)%
Physician Staffing	1,724		4,190				(59)%
Search	(526)		833				(163)%
	47,702		55,087				(13)%

Corporate overhead (o)	34,744		32,399				(7)%
Depreciation and amortization	9,448		8,764				(8)%
Acquisition-related contingent consideration (a)	74		449				84%
Acquisition and integration costs (b)	311		261				(19)%
Restructuring costs (c)	2,884		1,979				(46)%
Legal settlement charges (d)	1,600		—				(100)%
Impairment charges (e)	16,306		—				(100)%
(Loss) income from operations	$(17,665)		$11,235				(257)%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2019	2018	2019	2019	2018

Net cash (used in) provided by operating activities	$(14,249)	$3,818	$12,355	$10,893	$21,757
Cash used in investing activities	(368)	(1,239)	(429)	(2,042)	(3,554)
Net cash used in financing activities	(735)	(7,025)	(5,383)	(15,413)	(15,591)
Effect of exchange rate changes on cash	(20)	(48)	1	1	(84)
Change in cash and cash equivalents	(15,372)	(4,494)	6,544	(6,561)	2,528
Cash and cash equivalents at beginning of period	24,830	32,559	18,286	16,019	25,537
Cash and cash equivalents at end of period	$9,458	$28,065	$24,830	$9,458	$28,065

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2019	2018	2019	2019	2018

Consolidated gross profit margin (p)	24.4%	25.7%	25.4%	24.8%	25.8%

Nurse and Allied Staffing statistical data:
FTEs (q)	7,083	6,953	7,016	7,039	7,187
Average Nurse and Allied Staffing revenue per FTE per day (r)	$284	$275	$283	$282	$275

Physician Staffing statistical data:
Days filled (s)	11,675	13,375	10,754	32,709	41,611
Revenue per day filled (t)	$1,748	$1,582	$1,676	$1,669	$1,539

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for prior acquisitions, primarily the Mediscan acquisition.
(b)

Acquisition and integration costs are related to the Advantage RN, LLC acquisition that closed effective July 1, 2017 and the American Personnel, Inc. acquisition that closed effective December 1, 2018, as well as expenses incurred for potential transactions.

(c)	Restructuring costs are primarily comprised of employee termination costs and lease-related exit costs incurred as part of our planned cost savings initiatives.
(d)	Legal settlement charges relate to the resolution of a medical malpractice lawsuit as well as a California wage and hour class action settlement (subject to court approval).
(e)

Impairment charges for the three months ended September 30, 2019 are non-cash charges related to our decision to cease use of certain of our leased properties in conjunction with our restructuring plan. The nine months ended September 30, 2019 also includes non-cash impairment charges related to Nurse and Allied Staffing trade names, as a result of our rebranding initiatives that occurred in the second quarter of 2019. Rebranding impacts represent the combined impact of impairment and accelerated amortization of finite-lived trade names related to our rebranding initiatives.

(f)	Loss on derivative for the three and nine months ended September 30, 2019 represents the amount paid to terminate an interest rate hedge related to our term loan that was refinanced in October 2019.
(g)

Loss on early extinguishment of debt for the three and nine months ended September 30, 2019 represents write-offs of debt issuance costs related to a reduction in borrowing capacity on our revolving credit facility. The nine months ended September 30, 2019 also includes write-offs of debt issuance costs due to optional prepayments in the first and second quarters as well as an optional reduction in borrowing capacity taken in the first quarter.

(h)

Income tax expense for the three months ended June 30, 2019 and nine months ended September 30, 2019 includes $35.8 million of expense related to the establishment of valuation allowances on its deferred tax assets.

(i)

Due to the net loss for the three months ended September 30, 2019 and 2018, and June 30, 2019, and the nine months ended September 30, 2019, 318, 131, 117, and 177 shares (in thousands) were excluded from diluted weighted average shares.

(j)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other income, net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(k)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.

(l)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, rebranding impacts, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(m)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the second quarter of 2019, the Company merged its permanent search recruitment brands. As a result, certain amounts have been reclassified from Nurse and Allied Staffing to Search to conform to the current year presentation.

(n)

Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(o)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(p)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(q)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(r)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses. Prior periods have been recalculated to reflect the impact of the segment reporting changes noted above.

(s)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(t)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com